Exhibit 23.1

Consent of Lee Keeling and Associates, Inc. - Independent Petroleum Engineers

We consent to the reference to our firm and to the reference to our “Appraisal of Oil and Gas Properties dated January 1, 2005” in the Annual Report (Form 10-KSB), of Arena Resources, Inc..

Lee Keeling and Associates, Inc.

Tulsa, Oklahoma

March 14, 2005